Exhibit D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of Beneficial Interest in

Global Equity Long/Short Master Fund

Tendered Pursuant to the Offer to Purchase

Dated September 6, 2012

The Offer and withdrawal rights will expire

at, and this Notice of Withdrawal must be

received by the Fund by 12:00 midnight, Eastern Standard Time,

on September 25, 2012, unless the Offer is extended.

Complete this Notice of Withdrawal and Return by Mail or Fax to:

Global Equity Long/Short Master Fund

301 West Barbee Chapel Road

Chapel Hill, North Carolina 27517

Fax:  (919) 933-4048

For additional information:

Phone: (919) 933-4004

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest (“Shares”) in Global Equity Long/Short Master Fund (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	Entire Shares.

☐	Portion of Shares expressed as a specific dollar value. $___________

☐	Portion of Shares in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, Shares of the Fund (or portion of Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

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Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

____________________________________	____________________________________
Signature	Print Name of Investor
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

____________________________________	____________________________________
Print Name of Investor	Signature
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

____________________________________	____________________________________
Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

____________________________________	____________________________________
Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

____________________________________
Print Name and Title of Co-signatory

Date: ____________________

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